                                                                   EXHIBIT 10.32

                     THE DIRECTORS' DEFERRED SHARE UNIT PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                                   OF QLT INC.

SECTION 1. PURPOSE

The purpose of the Directors' Deferred Share Unit Plan for Non-Employee Directors of QLT Inc. is to significantly strengthen the link between Director and shareholder interests by tying a portion of Director compensation to the long term performance of the Shares.

SECTION 2. DEFINITIONS

For the purposes of the Plan:

(a) "Affiliate" means an affiliate of the Corporation as that term is defined in paragraph 3 of the Canada Customs and Revenue Agency's interpretation bulletin IT-337R4, Retiring Allowances;

(b) "Award Notice" means the notice, as it may be amended from time to time, provided by the Corporation to the Director pursuant to Section 5 in connection with the grant of DSUs hereunder to said Director;

(c) "Beneficiary" means an individual who, on the date of a Director's death, is the person who has been designated in accordance with Section 13 and the laws applying to the Plan, or where no such individual has been validly designated by the Director, or where the individual does not survive the Director, the Director's executor or legal representative.

(d) "Board" means the Board of Directors of the Corporation;

(e) "Change of Control" means any of the following events:

            (i) Merger. A merger, consolidation, reorganization or arrangement involving the Corporation other than a merger, consolidation, reorganization or arrangement in which stockholders of the Corporation immediately prior to such merger, consolidation, reorganization or arrangement own, directly or indirectly, securities possessing at least 65% of the total combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or arrangement in substantially the same proportion as their ownership of such voting securities immediately prior to such merger, consolidation, reorganization or arrangement,

            (ii) Tender Offer. The acquisition, directly or indirectly, by any person or related group of persons acting jointly or in concert (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of securities possessing more than 35% of the total combined voting power of the Corporation's outstanding securities pursuant to a tender offer made directly to the Corporation's stockholders,

            (iii) Sale. The sale, transfer or other disposition of all or substantially all of the assets of the Corporation other than to an affiliate of the Corporation as part of a corporate reorganization of the Corporation (for purposes of clause 2(e), "affiliate" means, with respect to any entity, any corporation, partnership, association, trust or other entity or organization directly or indirectly controlled by, controlling or under common control with such entity, and, for the purposes of this definition, "control" will mean (1) the possession, directly or indirectly, of the power to direct the management or policies of any such entity or to veto any material decision relating to the management or policies of such entity, in each case whether through the ownership of voting securities, by contract or otherwise, or (ii) direct or indirect beneficial ownership of 40% or more of the voting stock or other securities of, or a 40% or greater interest in the income of, such entity, or such other relationship as, in fact constitutes actual control), or

            (iv) Board Change. A change in the composition of the Board over a period of 24 consecutive months or less such that a two-thirds majority of the Board members ceases to be comprised of individuals who either:

                  A. have been Board members continuously since the beginning of such period, or

                  B. have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(f) "Committee" means the committee of directors of the Corporation generally responsible for matters relating to Directors' compensation and which is currently named the Executive Compensation Committee. The Committee shall be comprised of not less than such number of Directors as shall be required to permit DSUs granted under the Plan to qualify under Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code;

(g) "Controlled Group" shall mean all members of the Corporation's controlled group (as defined under Sections 414(b) and 414(c) of the Internal Revenue Code) for the purposes of Section 409A of the Internal Revenue Code;

(h) "Corporation" means QLT Inc.;

(i) "Director" means a member of the Board who is not otherwise an employee of the Corporation or of an Affiliate;

(j) "Disability" means, with respect to a participant, when a participant (i) is unable to engage is any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant's employer;

(k) "DSU" means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant's account in accordance with the terms and conditions of the Plan, the value of which, on a particular date, shall be equal to the Market Value on such date;

(l) "Grant Date" means the date of approval of the grant of DSUs by the Board;

(m) "Key Employee" means an employee defined as a "key employee" in section 4.16(i) of the Internal Revenue Code without regard to paragraph 5 of such
Section 416(i);

(n) "Market Value" on any particular day means the closing price of the Shares on The Toronto Stock Exchange, or if the Shares are not listed on The Toronto Stock Exchange, on such other stock exchange approved by the Committee and agreed upon by the Board on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market, on the trading day prior to the particular day on which at least one board lot of the Shares was traded. The Market Value shall always depend on the fair market value of a Share or a share of a corporation related to the Corporation;

(o) "Participant" means a Director who has been granted DSUs under the Plan;

(p) "Plan" means the Directors' Deferred Share Unit Plan for Non-Employee Directors of QLT Inc. as amended from time to time;

(q) "Share" means a common share, without nominal or par value, of the Corporation; and

(r) "Termination Date" shall mean the date on which both the following conditions are met: the Director (1) has ceased to be a Director as defined above for any reason whatsoever, including the death of the Director, and (2) is neither an employee of the Corporation, an Affiliate, or any member of the Controlled Group, nor a member of the board of an Affiliate or any member of the Controlled Group.

SECTION 3. CONSTRUCTION AND INTERPRETATION

In this Plan, all references to the masculine include the feminine; reference to the singular shall include the plural and vice versa, as the context shall require.

The Plan shall be governed and interpreted in accordance with the laws of the Province of British Columbia and the applicable laws of Canada.

If any provision of the Plan or part hereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

Headings wherever used herein are for reference purposes only and do not limit or extend the meaning of the provisions contained herein.

The Plan shall be effective with respect to the 2005 calendar year and all subsequent calendar years until amended, suspended or terminated.

SECTION 4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee, subject to applicable corporate and securities law requirements.

The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of The Toronto Stock Exchange or any other exchange or trading facilities through which the Shares are traded or quoted from time to time, if applicable:

(a) to interpret and construe this Plan and to determine all questions arising out of this Plan and any DSU granted pursuant to this Plan;

(b) to determine to which Directors DSUs are granted, and to grant, DSUs subject to Board approval;

(c) to determine the number of DSUs granted, subject to Board approval;

(d) to prescribe the form of instrument relating to the grant of DSUs;

(e) to enter into such grant notice with respect to each grant;

(f) to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws of Canada, the United States and other countries in which the Corporation or its Affiliates may operate to ensure the viability and maximization of the DSUs granted to Participants residing in such countries and to meet the objectives of the Plan; and

(g) to determine other matters as provided herein.

All actions taken and decisions made by the Committee shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Participants and their beneficiaries and legal representatives, the Corporation, its employees and shareholders. All expenses of administration of the Plan shall be borne by the Corporation.

Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee under the Plan without any further action of the Committee.

SECTION 5. GRANT OF DSUs

DSUs may be granted pursuant to this Plan from time to time by the Corporation in accordance with the following procedure. The Committee shall recommend to the Board the terms of the DSU grants as set forth in Section 4. The Board may approve, modify or reject the recommendations of the Committee in its discretion. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, exercise the powers and duties of the Committee under the Plan without any further action of the Committee.

The Corporation shall provide to the Director an Award Notice with respect to grant of DSUs.

The DSUs shall be credited to the account of the Participant as of the Grant
Date.

SECTION 6. VESTING OF DSUs

The DSUs will vest monthly in equal amounts over 36 months beginning on the first day of the first month after the Grant Date.

If the Participant ceases to be a Director due to death or Disability, all DSUs shall be immediately vested. Upon the occurrence of a Change of Control, all DSUs shall be immediately vested. If the Participant is removed as a Director for cause, all vested and unvested DSUs shall be cancelled.

If the Participant ceases to be a Director due to retirement unrelated to death, Disability or a Change of Control, the Board may in its sole discretion accelerate the vesting of the DSUs prior to such retirement to be effective upon such retirement.

Participant's entitlement to payment of DSUs at the Termination Date shall only apply to vested DSUs and all unvested DSUs as of the Termination Date shall be cancelled.

SECTION 7. DIVIDENDLIKE AMOUNTS

A Participant's account shall, from time to time during the term of the Participant's participation in the Plan, up to and including the Participant's Termination Date, be credited with additional DSUs, the number of which shall be equal to the quotient determined by dividing one hundred percent (100%) of the dividends declared that would have been paid to the Participant if the DSUs in his or her account on the relevant record date for dividends on the Shares had been Shares (excluding stock dividends, but including dividends which may be paid in cash or in shares at the option of the shareholder), by the Market Value on the payment date of such dividend, with fractions computed to four decimal places.

SECTION 8. PAYMENT OF DSUs

The Market Value of the DSUs credited to a Participant's account as at such Participant's Termination Date, to the extent vested in accordance with Section 6, shall be paid by the Corporation to the Participant (or if the Participant has died, to the Participant's Beneficiary) in the form of a lump sum cash payment within 30 days following the Termination Date, less any applicable taxes and other source deductions required to be withheld by the Corporation; provided, however, if the Participant is a Key Employee as of the Termination Date, the payment shall be made on the date six months following the Termination Date. If a payment date pursuant to this Section 8 falls on a Saturday, Sunday or banking holiday, then payment shall be made on the next business day.

In the event that, at a Participant's Termination Date, there is no public market for the Shares, the obligations of the Corporation under the Plan shall be met by a payment in cash in such amount as is reasonably determined by the Committee to be equitable in the circumstances based on the value of the Shares at the time of payment, less applicable withholdings, such determination to be final and binding for all purposes.

In the event that a Participant's Termination Date would otherwise fall between the record date for a dividend on the Shares and the related dividend payment date then, notwithstanding the foregoing provisions of this Section 8, such Participant's Termination Date shall be deemed to be the day immediately following the date of payment of such dividend for purposes of recording in the Participant's account under the Plan amounts referred to in Section 7 hereof and making the calculation of the value of a Participant's DSUs contemplated by this
Section 8. In the event that the Corporation is unable, by a Participant's Termination Date, to compute the final value of the DSUs recorded in such Participant's account under the Plan by reason of the fact that any data required to compute the Market Value has not been made available to the Corporation, then, notwithstanding the foregoing provisions of this Section 8, the Termination Date shall be the next following trading day on which such data is made available to the Corporation.

SECTION 9. PARTICIPANTS' ACCOUNTS/ADJUSTMENTS TO DSUs CREDITED TO ACCOUNTS

The Corporation shall maintain in its books an account for each Participant recording at all times the number of DSUs standing to the credit of the Participant. Upon payment in satisfaction of DSUs credited to a Participant in the manner described herein, such DSUs shall be cancelled. A written confirmation of the balance in a Participant's account hereunder shall be mailed by the Corporation to the Participant at least annually.

In the event of any stock dividend, reorganization, recapitalization, stock split, consolidation or similar event affecting the number of Shares, the DSUs credited to a Participant's account under the Plan will be adjusted in the same manner as if each DSU were a Share. In the event of any exchange of shares or other change in the Shares into a different number or kind of shares of the Corporation or of any corporation related thereto, or of any other change in the Shares or shares into which Shares have been changed or for which they have been exchanged, such equitable adjustments, as the Committee may reasonably determine, shall be made with respect to the number of DSUs then recorded in the Participant's account under the Plan. However, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no DSUs will be granted nor will any credit be made to such Participant's DSU account under the Plan to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

SECTION 10. AMENDMENTS TO, SUSPENSION OR TERMINATION OF, THE PLAN

The Board may from time to time amend, suspend or terminate the Plan in whole or in part. However, any such amendment, suspension or termination shall not adversely affect the rights accrued to any Participant under any DSUs outstanding at the time of such amendment, suspension or termination without the consent of the affected Participant. Notwithstanding the foregoing, any amendment, suspension or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor provision thereto.

SECTION 11. RIGHTS OF PARTICIPANTS

Except as specifically set out in the Plan, no Director, Participant or other person shall have any claim or right to any Shares or any other benefit in respect of DSUs granted pursuant to the Plan.

Neither the Plan nor any grant thereunder shall be construed as granting a Participant a right to be retained as a Director of the Corporation or a claim or right to any future grants of DSUs.

Under no circumstances shall DSUs be considered Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares, nor shall any Participant be considered the owner of Shares by virtue of this Plan.

SECTION 12. DESIGNATION OF BENEFICIARY AND DEATH OF PARTICIPANT

Subject to the requirements of applicable laws, a Director may designate in writing a person who is a dependant or relation of the Director as a beneficiary to receive any benefits that are payable under the Plan upon the death of such Director. The Director may, subject to applicable laws, change such designation from time to time. Such designation or change shall be in such form and executed and filed in such manner as the Committee may from time to time determine.

In the event of a Participant's death, any and all DSUs then credited to the Participant's account shall become payable to the Participant's Beneficiary in accordance with Section 8 hereof.

SECTION 13. COMPLIANCE WITH APPLICABLE LAWS

Any obligation of the Corporation pursuant to the terms of the Plan is subject to compliance with all applicable laws and the rules of any stock exchange on which shares of the Corporation are listed. The Participant shall comply with all such laws and furnish the Corporation with any and all information and undertakings as may be required to ensure compliance therewith.

SECTION 14. WITHHOLDING TAXES

The Corporation shall be entitled to deduct any amount of applicable taxes and other applicable withholdings from any amount paid or credited hereunder.

SECTION 15. TRANSFERABILITY

In no event may the rights or interests of a Participant under the Plan be assigned, encumbered, pledged, transferred or alienated in any way, except to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or by the laws of succession and distribution.